UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013 (September 13, 2013)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Letter Agreement between the Company, Moishe Gubin and Joel Klein

On September 13, 2013, the Company, Moishe Gubin and Joel Klein entered into a letter agreement (the “Letter Agreement”), pursuant to which Mr. Gubin assigned to Joel Klein the right to purchase 83,333 shares of Company’s common stock under the Amended and Restated Stock Purchase Agreement dated March 22, 2013 between the Company and Mr. Gubin (the “Purchase Agreement”). Both Mr. Gubin and Mr. Klein are directors of the Company.

Under the Purchase Agreement, Mr. Gubin agreed to purchase 1,833,333 shares of Company common stock, $0.01 par value, at a price of $1.20 per share.

Under the Letter Agreement, Mr. Klein agreed to assume the obligation to purchase 83,333 of these shares. Mr. Klein completed the purchase of the shares on September 13, 2013, and paid the purchase price of $100,000 to the Company.

As a result of Mr. Klein’s purchase, the remaining number of shares to be purchased by Mr. Gubin under the Purchase Agreement has been reduced to 1,750,000 shares.

The proceeds from the sale to Mr. Klein will be utilized by the Company to meet its working capital obligations.

The foregoing description of the Klein purchase and the terms of the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated herein by reference. The sale of shares to Mr. Klein was not registered under the Securities Act, in reliance on the exemption provided by Section 4(2) under the Securities Act of 1933.

Forward-Looking Statements

This report contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transactions with Investor on the terms contemplated in the Securities Purchase Agreement; failure to receive regulatory or stockholder approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or OptimumBank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for OptimumBank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated as of September 13, 2013 between OptimumBank Holdings, Inc., Moishe Gubin and Joel Klein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2013	By:	/s/ Thomas Procelli
Thomas Procelli
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Letter Agreement, dated as of September 13, 2013, between OptimumBank Holdings, Inc., Moishe Gubin and Joel Klein